SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8 K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                October 14, 1999
                                ----------------
                                (Date of report)


                               WORLD CALLNET, INC.

           DELAWARE                   1-12835                 75-2468002
           --------                   -------                 ----------
    (State of Incorporation)   (Commission File Number)    (IRS Employer ID)


           Brecon House, Meridian Gate, 207 Marsh Wall, London E14 9YT
           -----------------------------------------------------------
                    (Address of Principle Executive Offices)


                               011 44 171 335 8300
                               -------------------
                         (Registrant's Telephone Number)

ITEM 1.  Changes in Control of Registrant

         Refer to "ITEM 2. Acquisition or Disposition of Assets," below, for a description of the change in control of World CallNet, Inc. (the "Company") after giving effect to the Stock Purchase Agreement, dated September 30, 1999, between the Company, MailTV Pty Ltd. and Paul Goodman-Simpson.


ITEM 2.  Acquisition or Disposition of Assets

         On September 30, 1999, World CallNet, Inc. (the "Company") entered into a stock purchase agreement (the "Agreement") with MailTV Pty Ltd. ("MailTV
Pty"), a company incorporated in the New South Wales, Australia, and Paul Goodman-Simpson the Company's President and Chief Executive Officer, pursuant to which the Company shall issue to and MailTV Pty shall acquire 14,500,000 shares of common stock of the Company (the "Shares"), which represents approximately 50% of the Company's issued and outstanding shares on a fully diluted basis, for an aggregate purchase price of $13,593,750 plus 2,265,625 shares of the issued and outstanding common stock of KeyClub.net, Inc. (the "KeyClub Shares") owned by MailTV Pty. KeyClub.net, Inc. ("KeyClub") is a Florida corporation and its common stock trades publicly on the Over-the-Counter Electronic Bulletin Board under the symbol "KEYK."

         The parties have agreed that at the first closing of the Agreement, the Company shall issue to MailTV Pty 2,900,000 Shares (the "First Tranche Shares") and at the second closing, which is to take place on or before December 31, 1999, the Company shall issue to MailTV Pty 11,600,000 Shares (the "Second Tranche Shares"). The purchase price for the First Tranche Shares shall be the payment by MailTV Pty to the Company of $2,718,750, less certain amounts previously received by it from MailTV Pty, and the transfer by MailTV Pty of 453,125 KeyClub Shares owned by it. The purchase price for the Second Tranche Shares shall be the payment by MailTV Pty to the Company of $10,875,000 and the transfer MailTV Pty of 1,812,500 KeyClub Shares owned by it.

         It is a condition precedent to the obligation for the Company and MailTV Pty to close the transactions contemplated by the Agreement that the Company and MailTV Pty enter into (i) a joint venture agreement (the "Joint
Venture Agreement") where the Company will agree to grant to MailTV Pty the exclusive right to market and sell MailTV in Australia and in the Asia Pacific region; (ii) a service agreement (the "Service Agreement") pursuant to which the Company will provide all technical and management services as may be required by the Company to deliver MailTV to all commercial markets in the Asia Pacific region; (iii) a registration rights agreement granting MailTV Pty the right, from the date of execution of the registration rights agreement until December 31, 2004, to (A) to demand, on one occasion, that the Company effect the registration of the Shares purchased by MailTV Pty; and (B) include all or any part of any of its unregistered Shares in any registration statement filed by the Company; and (iv) a registration rights agreement granting the Company the right to register the KeyClub Shares based upon terms that are identical to MailTV Pty's rights to register the Shares, except that the Company shall only be permitted to exercise its registration rights with respect to KeyClub Shares to the same extent that it has satisfied its obligations to register Mail TV's Company Shares under the Registration Rights Agreement.

         Pursuant to the Agreement, the Company has agreed that, until the consummation of December 31, 1999 (the consummation of the second closing), it will not, without the prior consent of MailTV Pty, among other things:

o declare or pay any dividend on, or make any other distribution in respect of, the outstanding shares of capital stock;

o redeem, purchase or otherwise acquire any shares of its common stock or any securities convertible into or exchangeable or exercisable for shares of its common stock, effect any recapitalization, or split, combine or reclassify any of its outstanding shares of capital stock;

o propose or adopt any amendments to its Certificate of Incorporation or By-Laws; or directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any action to facilitate, (i) any merger involving the Company or any subsidiary of the Company, (ii) any sale, exchange, transfer or other disposition to any person or entity of properties or assets of the Company or any subsidiary which constitute all or substantially all of the properties and assets of the Company or such subsidiary or which are material to the Company's business, or (iii) any tender offer or exchange offer by any person or entity for any of the outstanding shares of the Company's common stock or the outstanding shares of any subsidiary of the Company.

         The Agreement is terminable: (i) at any time by either party on or before the first closing; (ii) at any time by the Purchaser upon any intentional breach of any covenant or agreement on the part of the Company contained in the Agreement, or if any material representation or warranty of the Company contained in this Agreement shall be or become untrue (a "Terminating Company Breach"), provided that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, MailTV Pty may not terminate this Agreement; or (iii) at any time by the Company upon any intentional breach of any covenant or agreement on the part of Mail TV Pty contained in this Agreement, or if any material representation or warranty of MailTV Pty contained in this Agreement shall be or become untrue (a "Terminating Purchaser Breach"), provided that if such Terminating Purchaser Breach is curable by MailTV Pty through the exercise of its reasonable best efforts and for so long as MailTV Pty continues to exercise such reasonable best efforts, the Company may not terminate this Agreement.

         If the Agreement is terminated for any reason pursuant to a Terminating Company Breach, then the Company shall (i) pay MailTV Pty an amount equal to two times the amount of cash paid by the Purchaser for the Shares theretofore purchased by MailTV Pty (including any payments made by MailTV Pty to the Company prior to the execution of the Agreement), and (ii) transfer back to MailTV Pty all KeyClub Shares which have theretofore been transferred from MailTV Pty to the Company.

         Paul Goodman-Simpson, the Company's President and Chief Executive Officer, has irrevocably and unconditionally guaranteed to MailTV Pty the prompt and full discharge by the Company of all of the Company's covenants, agreements, obligations and liabilities under the Agreement (collectively, the
"Obligations), in accordance with the terms thereof. Mr. Goodman-Simpson acknowledged and agreed that, with respect to all Obligations to pay money, such guaranty shall be a guaranty of payment and not of collection and shall not be conditioned or contingent upon the pursuit of any remedies against the Company. If the Company shall default in the due and punctual performance of any Obligation, including the full and timely payment of any amount due and payable pursuant to any Obligation, then Mr. Goodman-Simpson shall forthwith on demand perform or cause to be performed such Obligation and will forthwith on demand make full payment of any amount due with respect thereto.

         Additionally, pursuant to the Agreement, the Company appointed Peter Boonen and Gerard Farley to fill two vacancies in the Company's board of directors. Such directors were designees of MailTV Pty, and shall serve until the Company's next annual meeting of shareholders or until their successors are qualified.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

                  To be filed by Amendment.

       Number     Description
       ------     -----------

        10.1 Stock Purchase Agreement, dated as of September 30, 1999, by and among World CallNet, Inc., MailTV Pty Ltd. and Paul Goodman-Simpson, which includes form of Registration Rights Agreement to be issued to MailTV Pty.

                                    SIGNATURE


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                       WORLD CALLNET, INC.
                                       (Registrant)


October 14, 1999                       /s/ Paul Goodman-Simpson
                                           -------------------------------------
                                           Paul Goodman-Simpson, Director,
                                           President and Chief Executive Officer